Hamilton PC

2121 S. Oneida St., Suite 312

Denver, CO  80224

P: (303) 548-8072

F: (888) 466-4216

ed@hamiltonpccpa.com

January 30, 2013

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Ballroom Dance Fitness, Inc.'s Form 8-K dated January 30, 2013, and we agree with such statements insofar as they relate to our firm and the predecessor firm, Hamilton, PC.

/s/ D. Brooks and Associates CPAs PA

as successor to Hamilton, PC

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